UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

LIGHT & WONDER, INC.
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction of incorporation)	(IRS Employer
Identification No.)

001-11693
(Commission File Number)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	LNW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

☐          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Vice President, Chief Legal Officer and Corporate Secretary Transition

On June 16, 2025, James Sottile notified Light & Wonder, Inc. (the “Company”) that he will retire from the Company, and that his last day of service as the Company’s Executive Vice President, Chief Legal Officer (“CLO”) and Corporate Secretary, will be December 31, 2025. Susan Dawson, the Company’s current Senior Vice President and Deputy General Counsel, will succeed Mr. Sottile and assume the role of CLO and Corporate Secretary upon his retirement. In order to ensure a smooth transition of Mr. Sottile’s duties and responsibilities, Mr. Sottile has agreed to provide consulting services to the Company for one year following December 31, 2025, as further described below.

Ms. Dawson joined the Company in 2012, based out of the United Kingdom, and has served as Senior Vice President and Deputy General Counsel since 2018. As part of her new role, Ms. Dawson will relocate to Las Vegas.

Amendment to Mr. Sottile’s Employment Agreement and Entry Into Consulting Agreement with Mr. Sottile

On June 20, 2025, the Company entered into an amendment (the “Employment Agreement Amendment”) to Mr. Sottile’s employment agreement, dated as of August 2, 2021 (effective as of September 1, 2021), that provides (1) for an extension of such agreement and Mr. Sottile’s employment through the end of 2025, (2) that if Mr. Sottile remains employed through the end of 2025, he will remain eligible to receive his annual bonus in respect of 2025 and (3) that, at Mr. Sottile’s request, in lieu of the treatment of his equity awards provided for in the employment agreement prior to the Employment Agreement Amendment, upon his retirement Mr. Sottile’s awards will be subject to the Company’s policy on equity vesting upon retirement applicable to all recipients of equity grants.

Additionally, on June 20, 2025, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Sottile relating to his transition to the role of consultant to the Company on January 1, 2026. The Consulting Agreement provides that, in consideration for providing consulting services from January 1, 2026 through December 31, 2026, the Company will pay Mr. Sottile a monthly consulting fee equal to $11,959, which is 20% of Mr. Sottile’s base salary for fiscal year 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2025	LIGHT & WONDER, INC.
	By:	/s/ Oliver Chow
		Name:	Oliver Chow
		Title:	Executive Vice President, Chief Financial Officer and Treasurer